Boustead Securities, LLC

6 Venture, Suite 395
Irvine, CA 92816

# Invoice

| Date | Invoice # |
| --- | --- |
| 1/31/2020 | MBS 1958 |

| Bill To |
| --- |
| Sunstock, Inc.<br>111 Vista Creek Circle<br>Sacramento, CA 95835 |

| P.O. No. | Terms | Project |
| --- | --- | --- |
| | | |

| Quantity | Description | Rate | Amount |
| --- | --- | --- | --- |
| 1 | Private Placement Commissions $550,000 x 10% | 55,000.00 | 55,000.00 |
| 1 | Non-Accountable Expenses $550,000 x 2% | 11,000.00 | 11,000.00 |

Payment instructions:

ABA Routing No: 122242869
SWIFT Code: PMERUS66
Bank Name: Pacific Mercantile Bank
Address: 949 South Coast Dr., Costa Mesa, CA 92626

Beneficiary Account Name: Boustead Securities, LLC
Beneficiary Account No: 45296563
Beneficiary Address: 6 Venture, Suite 395, Irvine, CA 92618

**Total** $66,000.00

**SUNSTOCK, INC.**
**PREFERRED STOCK PURCHASE WARRANT**
**Expiring January 31, 2025**

100,000,000 Shares Sacramento, California

THIS IS TO CERTIFY that, for value received, BOUSTEAD SECURITIES, LLC (the "Holder") is entitled at any time beginning three months from the date hereof, but prior to 5:00 p.m., Sacramento, California time, on January 31, 2025, subject to and upon the terms and conditions contained herein, to purchase up to 100,000,000 fully paid and non-assessable shares of the Series A Preferred stock, par value $0.0001 per share (the "Preferred Stock") of SUNSTOCK, INC., a Delaware corporation (the "Company") at a purchase price of $0.0005 per share (the "Exercise Price") of the Preferred Stock, after taking into account the restricted nature of the shares of the Preferred Stock as described below (such number of the shares of the Preferred Stock and the purchase price being subject to adjustment as provided herein). This Warrant shall be void and of no effect and all rights hereunder shall cease at 5:00 p.m., Sacramento, California time on January 31, 2025, except to the extent theretofore exercised; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution.

1. Covenants of the Company. The Company covenants that, while this Warrant is exercisable (a) it will reserve from its authorized and unissued shares of the Preferred Stock a sufficient number of shares of the Series A Preferred Stock to provide for the delivery of the shares of the Preferred Stock pursuant to the exercise of this Warrant, and (b) that all shares of the Preferred Stock which may be issued upon the exercise of this Warrant will be fully paid and non-assessable.

2. Protection Against Dilution, Etc. In any of the following events, occurring after the date of the issuance of this Warrant, appropriate adjustment shall be made in the number of shares of the Preferred Stock to be deliverable upon the exercise of this Warrant and the purchase price per share of the Preferred Stock to be paid, so as to maintain the proportionate interest of the Holder as of the date hereof (a) recapitalization of the Company through a split-up or reverse split of the outstanding shares of the Preferred Stock into a greater or lesser number, as the case may be, or (b) declaration of a dividend on the shares of the Preferred Stock, payable in shares of the Preferred Stock or other securities of the Company convertible into shares of the Preferred Stock, or (c) any of the events described in Paragraph 4 hereof.

3. Merger, Etc. In case the Company, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock, cash or other property with the view to distributing such stock, cash or other property to its stockholders, each of the shares of the Preferred Stock purchasable by this Warrant shall be replaced for the purposes hereof by the securities of the Company or cash or property issuable or distributable in respect of one share of the Preferred Stock of the Company, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof. Provided, however, notwithstanding anything herein contained to the contrary, in the event that the terms of any such consolidation, merger or sale call for the distribution of any cash or property to the stockholders of the Company, no such cash or property shall be distributable to the Holder in connection with any unexercised portion of this Warrant, unless the Holder shall have exercised this Warrant pursuant to the terms of Paragraph 6 hereof and all other terms of this Warrant.

4. Notice of Certain Events. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the Holder stating the adjusted Warrant purchase price and the adjusted number of shares of the Preferred Stock purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the computation made hereunder. In the case of (a) any consolidation, merger, or sale affecting the Company and calling for the payment of cash or the delivery of property to stockholders of the Company, or (b) any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days' prior written notice thereof to the Holder stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of record

of shares of the Preferred Stock shall be entitled to participate in any such event. If the Holder does not elect to exercise any part of this Warrant as a result of any such notice, the Holder shall have no right with respect to any portion of this Warrant which shall remain unexercised to participate in (x) any such cash or other property resulting from any such consolidation, merger or sale, or (y) any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

5. Stockholders' Rights. Until the valid exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of the Preferred Stock covered by this Warrant; but immediately upon the exercise of this Warrant and upon payment as provided herein, the Holder shall be deemed a record holder of the shares of the Preferred Stock.

6. Manner of Exercise. In order to exercise this Warrant, the Holder shall surrender this Warrant, duly endorsed or assigned to the Company or, in blank, at the office of the Company, accompanied by (a) written Form of Election to Purchase attached hereto (the "Exercise Notice") that the Holder elects to exercise this Warrant or, if less than the entire amount thereof is to be exercised, the portion thereof to be exercised, and (b) payment of the purchase price of the shares of the Preferred Stock to be purchased on such exercise, in cash or by cashier's or certified check.

This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of surrender of this Warrant for exercise in accordance with the foregoing provisions, and at such time the person or persons entitled to receive the shares of the Preferred Stock issuable upon exercise shall be treated for all purposes as the record holder or holders of the shares of the Preferred Stock at such time. As promptly as practicable on or after the exercise date, but in no event later than three business days, the Company shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of the Preferred Stock issuable upon exercise.

In case this Warrant is exercised in part only, upon such exercise the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Warrant to purchase, in the aggregate, in the number of shares of the Preferred Stock covered by the unexercised portion of this Warrant.

7. Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the "Net Number" of the shares of the Preferred Stock or, at the sole discretion of the Holder, convert Preferred Shares in the Common Shares based on the Conversion Rate in the Certificate of Designation for the Series A Preferred Stock, determined according to the following formula (a "Cashless Exercise"):

$$\text{Net Number} = \frac{(A \times B) - (A \times C)}{B}$$

For purposes of the foregoing formula:

A = The total number of the shares of the Preferred Stock with respect to which this Warrant is then being exercised.

B = The average of the closing sale price of the shares of the Preferred Stock (as reported by Bloomberg) on the five trading days immediately preceding the date of the Exercise Notice.

C = The Exercise Price then in effect for the applicable shares of the Preferred Stock at the time of such exercise.

8. Limitation on Exercise. The Holder (including any successor, transferee or assignee) shall not have the right to convert any portion of this Warrant to the extent that after giving effect to such exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the number of shares of the Preferred Stock of the Company outstanding immediately after giving effect to such

exercise. For purposes of the foregoing sentence, the number of shares of the Preferred Stock beneficially owned by the Holder and its affiliates shall include the number of shares of the Preferred Stock issuable upon conversion of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of the Preferred Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, in determining the number of outstanding shares of the Preferred Stock, the Holder may rely on the number of outstanding shares of the Preferred Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of the Preferred Stock outstanding. For any reason at any time, during regular business hours of the Company and upon the written request of the Holder, the Company shall within two business days confirm in writing to the Holder the number of shares of the Preferred Stock then outstanding. In any case, the number of outstanding shares of the Preferred Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of the Preferred Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (A) any such increase will not be effective until the 61st day after such notice is delivered to the Company, (B) any such increase or decrease will apply only to the Holder and not to any other holder of warrants, and (C) and in no case shall the Holder or its Affiliates acquire in excess of 9.999% of the outstanding shares of the Preferred Stock or the voting power of the Company.

9. Representations and Covenants of the Holder. The Holder represents and covenants that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law. This Warrant has been purchased for investment only and not with a view to distribution or resale, and may not be sold, pledged, hypothecated or otherwise transferred unless this Warrant or the shares of the Preferred Stock represented hereby are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the shares of the Preferred Stock to be issued upon any exercise of this Warrant:

> THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Further, stop transfer instructions to the transfer agent of the shares of the Preferred Stock have been or will be placed with respect to the shares of the Preferred Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in this paragraph.

10. Fractional Warrants. Upon the exercise of this Warrant, no fractions of shares of the Preferred Stock shall be issued; but fractional Warrants shall be delivered, entitling the Holder, upon surrender with other fractional Warrants aggregating one or more full shares of the Preferred Stock, to purchase such full shares of the Preferred Stock.

11. Transfer of Warrant.

(a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three trading days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

12. Piggyback Registration Rights.

To the extent the Company does not maintain an effective registration statement for the Warrant Shares and in the further event that the Company plans to file a registration statement with the SEC covering the sale of its shares of Preferred Stock (other than a registration statement on Form S-4 or S-8 or any similar successor forms thereto, or on another form, or in another context, in which such "piggyback" registration would be inappropriate), then, for a period commencing on the Initial Exercise Date and terminating on the Termination Date, the Company shall give written notice (the "Piggyback Notice") of such proposed filing to the holders of Warrant Shares as soon as practicable but in no event less than five business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the holders of Warrant Shares in such notice the opportunity to register the sale of such number of shares of Warrant Shares as such holders may request in writing within three business days after receipt of such Piggyback Notice (a "Piggyback Registration"). Notwithstanding the foregoing, the Company may delay any Piggyback Notice to any holders of Warrant Shares, including until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed. The Company shall cause such Warrant Shares to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Warrant Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method(s) of distribution thereof. All holders of Warrant Shares proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

13. Loss, Theft, Destruction of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.

14. Arbitration. Any controversy or claim arising out of or relating to this Warrant, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Warrant. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be Sacramento, California. Upon the application of either party to this Warrant, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Warrant, and (y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Warrant. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

15. Benefit. All the terms and provisions of this Warrant shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) on the date they are delivered if delivered in person; (b) on the date initially received if delivered by facsimile transmission or email followed by registered or certified mail confirmation; (c) on the date delivered by an overnight courier service; or (d) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, if to the Company addressed to Mr. Jason Chang at 111 Vista Creek Circle, Sacramento, California 95835, telephone (916) 860-9622, and email billions6@yahoo.com; and if to the Holder addressed to Boustead Securities, LLC at 6 Venture, Suite 395, Irvine, California 92618, telephone (949) 502-4408, and email keith@boustead1828.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

17. Construction. Words of any gender used in this Warrant shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Warrant shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

18. Headings. The headings used in this Warrant are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Warrant, and in no way effect or constitute a part of this Warrant.

19. Invalidity. In the event any one or more of the provisions contained in this Warrant shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Warrant.

20. Law Governing. This Warrant shall be construed and governed by the laws of the State of California, and all obligations hereunder shall be deemed performable in Sacramento County, California.

IN WITNESS WHEREOF, this Warrant has been issued on December 30, 2019.

SUNSTOCK, INC.

By ____________________
Jason Chang, President

**FORM OF ELECTION TO PURCHASE**

(To be executed by the Holder to exercise the right to purchase shares of the Preferred Stock under the foregoing Warrant)

To: SUNSTOCK, INC.

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ____________ shares of the Preferred Stock (the "Preferred Stock"), $0.0001 par value, of Sunstock, Inc. and encloses one Warrant and $0.___ for each share of the Preferred Stock being purchased or an aggregate of $______________ as a credit on amounts owed by the Company to the undersigned, or in cash or certified or official bank check or checks, which sum represents the aggregate exercise price together with any applicable taxes payable by the undersigned pursuant to the Warrant. Provided, however, in lieu of making the cash payment otherwise contemplated in payment of the Exercise Price, the undersigned hereby elects to receive upon such exercise the "Net Number" of the shares of the Preferred Stock pursuant to the Cashless Exercise provisions of the Warrant.

The undersigned requests that certificates for the shares of the Preferred Stock issuable upon this exercise be issued in the name of:

______________________________________

______________________________________

______________________________________

(Please print name and address)

______________________________________

(Please insert Social Security or Tax Identification Number)

If the number of shares of the Preferred Stock issuable upon this exercise shall not be all of the shares of the Preferred Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the shares of the Preferred Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

______________________________________

______________________________________

______________________________________

(Please print name and address)

Dated ____________

Name of Holder:

(Print) ______________________________

(By) ______________________________

(Name) ______________________________

(Title) ______________________________

Signature must conform in all respects to name of the Holder as specified on the face of the Warrant.